                PADCO ADVISORS II, INC., d/b/a RYDEX INVESTMENTS,

                                   as Sponsor

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee

                             ----------------------

                                 Trust Agreement

                               Euro Currency Trust

                             ----------------------

                           Dated as of _________, 2005

                                TABLE OF CONTENTS
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ARTICLE 2 CREATION AND DECLARATION OF TRUST; FORM OF
          CERTIFICATES; DEPOSIT OF EURO; DELIVERY,

   Section 2.5. Registration and Registration of Transfer of Shares; Combination and Split-up of

                                       i



EXHIBIT A --DEPOSIT ACCOUNT AGREEMENT

                                       ii

                                 TRUST AGREEMENT

                  THIS TRUST AGREEMENT dated as of June ___, 2005, between PADCO
ADVISORS II, INC., a Maryland corporation, d/b/a RYDEX INVESTMENTS, as sponsor,
THE BANK OF NEW YORK, a New York banking corporation, as trustee, all Registered
Owners and Beneficial Owners from time to time of Euro Currency Shares issued hereunder and all Depositors.

                              W I T N E S S E T H :

                  WHEREAS the Sponsor desires to establish a trust, to be known as the "Euro Currency Trust", pursuant to the laws of the State of New York; and

                  WHEREAS the Sponsor desires to establish the terms on which
Euro (as herein defined) may be deposited in the trust and provide for the creation of Euro Currency Shares in Baskets (as herein defined) representing fractional undivided interests in the net assets of the trust and the execution and delivery of Certificates (as herein defined) evidencing the Euro Currency
Shares; and

                  WHEREAS the Sponsor desires to provide for other terms and conditions upon which the trust shall be established and administered, as hereinafter provided;

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee hereby agree as follows:

                                   ARTICLE 1

                      DEFINITIONS AND RULES OF CONSTRUCTION

     Section 1.1 Definitions.

                  Except as otherwise specified in this Trust Agreement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Trust Agreement.

                  "Adjusted Net Asset Value" means the value of the Trust less fees, expenses and liabilities  determined under Section 4.3.

                  "Agreement" means this Trust Agreement, as amended or
supplemented in accordance with its terms.

                  "Authorized Participant" means a Person that, at the time of submitting a Purchase Order or a Redemption Order (i) is a registered broker-dealer or other securities market participant, (ii) is a DTC Participant or an Indirect Participant and (iii) has in effect a valid Authorized
Participant Agreement.

                  "Authorized Participant Agreement" means an agreement among the Trustee, the Sponsor and an Authorized Participant that authorizes the
Authorized Participant to submit Purchase Orders and Redemption Orders under this Agreement.

                  "Basket" means 100,000 Shares, except that the Trustee, in consultation with the Sponsor, may from time to time increase or decrease the number of Shares comprising a Basket.

                  "Basket Euro Amount" is the amount of Euro that must be
deposited for issuance of one Basket or that is deliverable upon Surrender of one Basket. The Basket Euro Amount will be determined as provided in Section
2.3(b).

                  "Beneficial Owner" means any Person owning a beneficial
interest in any Shares.

                  "Business Day" means any day other than (i) a Saturday or
Sunday or (ii) a day on which the Exchange is not open for regular trading at noon New York City time.

                  "Certificate" means a certificate that may be executed and delivered by the Trustee under this Agreement  evidencing Shares.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commission" means the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

                  "Corporate Trust Office" means the office of the Trustee at which its Depository receipt business is administered which, at the date of this
Agreement, is located at 101 Barclay Street, New York, New York 10286.

                   "Deliver" means (a) when used with respect to Euro, (i) a
wire transfer of immediately available Euro to the account specified by the
Person entitled to the Delivery (ii) if requested by the Person entitled to the
Delivery, delivery of a certified or official bank check for Euro payable as requested by the person entitled to the Delivery and (b) when used with respect to Shares, either (i) one or more book-entry transfers of those Shares to an account or accounts at DTC designated by the Person entitled to such delivery for further credit as specified by that Person or (ii) in the circumstances specified in Section 2.2(e), execution and delivery at the Corporate Trust
Office of the Trustee of one or more Certificates evidencing those Shares.

                  "Depository" means JP Morgan Chase Bank N.A., as agent of the
Trust for the purposes of this Agreement, and any substitute or additional
Depository appointed by the Trustee as provided in Section 6.5.

                  "Deposit Account Agreement" means (i) the Deposit Account
Agreement entered into between the Trustee and the Depository, substantially in the form annexed hereto as Exhibit A, and (ii) any other agreements entered into by the Trustee with any other Depository, providing for the deposit and safekeeping of Euro and related services.

                  "Deposit Account" means (i) the trust account maintained by the Depository of the Trust pursuant to the Deposit Account Agreement and (ii)
any other account maintained by any other Depository for the Trust pursuant to a
Deposit Account Agreement.

                  "Depositor" means any Authorized Participant that deposits
Euro into the Trust, either for its own account or on behalf of another Person that is the owner or beneficial owner of those Euro.

                  "DTC" means The Depository Trust Company, its nominees and their respective successors.

                  "DTC Participant" means a Person that, pursuant to DTC's
governing documents, is entitled to deposit securities with DTC in its capacity as a "participant."

                  "Exchange" means the exchange on which the Shares are
principally traded, as specified by the Sponsor.

                  "Euro" means the lawful currency of the European Monetary
Union.

                  "Indemnified Amounts" is defined in Section 7.1.

                  "Indemnitee" is defined in Section 7.1.

                  "Indemnitor" is defined in Section 7.1.

                  "Indirect Participant" means a Person that, by clearing
securities through, or maintaining a custodial relationship with, a DTC
Participant, has access to the DTC clearing system.

                  "Interest Account" shall have the meaning assigned thereto in
Section 7.1.

                  "Net Asset Value" means the net value of the Trust determined under Section 4.3.

                  "Net Asset Value per Basket" means the value of a Basket
determined under Section 2.3.

                  "Net Asset Value per Share" means the value of a Share
determined under Section 4.3.

                  "Order Cutoff Time" means, with respect to any day, [(i) the time at which the Federal Reserve Bank of New York announced the Relevant Price for that day] or (ii) another time agreed to by the Sponsor and the Trustee and of which Registered Owners and all existing Authorized Participants have been notified by the Trustee.

                  "Order Date" means, with respect to a Purchase Order, the date specified in Section 2.3(a) and, with respect to a Redemption Order, the date specified in Section 2.6(a).

                  "Person" means any natural person or any limited liability company, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Proceeding" is defined in Section 7.1.

                  "Purchase Order" is defined in Section 2.3.

                  "Qualified Bank" means a bank, trust company, corporation or national banking association organized and doing business under the laws of the
United States or any State of the United States that is authorized under those laws to exercise corporate trust powers and that (i) is a DTC Participant or a participant in such other securities

depository as is then acting with respect to the Shares, (ii) unless counsel to the Sponsor determines that the following requirement is not necessary for the exception under Section 408(m) of the Code to apply, is a banking institution as defined in Section 408(n) of the Code and (iii) had, as of the date of its most recent annual financial statements, an aggregate capital, surplus and undivided profits of at least $500,000,000.

                  "Redemption Order" is defined in Section 2.6(a).

                  "Registered Owner" means the Person in whose name Shares are registered on the books of the Trustee maintained for that purpose.

                  "Registrar" means any bank or trust company that is appointed to register Shares and transfers of Shares as herein provided.

                  "Relevant Price" means, as of any day, the noon buying rate for Euro for that day as announced by the Federal Reserve Bank of New York.

                  "Shares" means Euro Currency Shares created under this
Agreement, each representing a fractional undivided ownership interest in the net assets of the Trust, which interest shall equal a fraction, the numerator of which is 1 and the denominator of which is the total number of Shares outstanding.

                  "Sponsor" means PADCO Advisors II, Inc., a Maryland
corporation d/b/a Rydex Investments.

                   "Sponsor Indemnified Persons" is defined in Section 7.1.

                  "Surrender" means, when used with respect to Shares, (a) one or more book-entry transfers of Shares to the DTC account of the Trustee or (b)
surrender to the Trustee at its Corporate Trust Office of one or more
Certificates evidencing Shares.

                  "Trust" means the Euro Currency Trust, the trust entity
created by this Agreement.

                  "Trust Property" means the Euro that are deposited under this
Agreement and any other money or other property that is received by the Trustee in respect of Trust Property and that is being held under this Agreement.

                  "Trustee" means The Bank of New York, a New York banking
corporation, in its capacity as trustee under this Agreement, or any successor as trustee under this Agreement.

                  "Trustee Indemnified Persons" is defined in Section 7.1.

     Section 1.2 Rules of Construction.

                  Unless the context otherwise requires:

                  (i)   a term has the meaning assigned to it;

                  (ii)  an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted
                        accounting principles as in effect in the United States;

                  (iii) "or" is not exclusive;

                  (iv)  the words "herein", "hereof", "hereunder" and other
                        words of similar import refer to this Agreement as a
                        whole and not to any particular Article, Section or
                        other subdivision;

                  (v)   "including" means including without limitation; and

                  (vi)  words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE 2
                       CREATION AND DECLARATION OF TRUST;
                FORM OF CERTIFICATES; DEPOSIT OF EURO; DELIVERY,
                REGISTRATION OF TRANSFER AND SURRENDER OF SHARES

     Section 2.1 Creation and Declaration of Trust; Business of the Trust.

     (a) The Trustee acknowledges that an initial deposit of Euro under and in accordance with this Agreement has been made in the Depository Account. The
Trustee declares that it will hold that initial deposit and all other Trust
Property as trustee for the benefit of the Registered Owners for the purposes of, and subject to and limited by the terms and conditions set forth in, this
Agreement. The trust created by this Agreement shall be known as the "Euro
Currency Trust".

     (b) The Trust shall not engage in any business or activities other than those authorized by this Agreement or incidental and necessary to carry out the duties and responsibilities set forth in this Agreement. Other than issuance of the Shares, the Trust shall not issue or sell any certificates or other obligations or, except as provided in this Agreement, otherwise incur, assume or guarantee any indebtedness for money borrowed.

     Section 2.2 Form of Certificates; Book-Entry System; Transferability of
                 Shares.

     (a) The Certificates evidencing Shares shall be substantially in the form set forth in Exhibit B annexed to this Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Shares shall be entitled to any benefits under this Agreement or be valid or obligatory for any purpose unless a Certificate evidencing those Shares has been executed by the
Trustee by the manual or facsimile signature of a duly authorized signatory of the Trustee and, if a Registrar (other than the Trustee) for the Shares shall have been appointed, countersigned by the manual

signature of a duly authorized officer of the Registrar. The Trustee shall maintain books on which the registered ownership of each Share and transfers, if any, of such registered ownership shall be recorded. Certificates evidencing
Shares bearing the manual or facsimile signature of a duly authorized signatory of the Trustee and the manual signature of a duly authorized officer of the
Registrar, if applicable, who was, at the time such Certificates were executed, a proper signatory of the Trustee or Registrar, if applicable, shall bind the
Trustee, notwithstanding that such signatory has ceased to hold such office prior to the delivery of such Certificates.

     (b) The Certificates may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Agreement as may be required by the Trustee or required to comply with any applicable law or regulations thereunder or with the rules and regulations of the Exchange or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which the Shares evidenced by a particular Certificate are subject.

     (c) The Sponsor and the Trustee will apply to DTC for acceptance of the
Shares in its book-entry settlement system. Shares deposited with DTC shall be evidenced by one or more global Certificates which shall be registered in the name of Cede & Co., as nominee for DTC, and shall bear the following legend:

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
                  REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK
                  CORPORATION ("DTC"), TO THE AGENT AUTHORIZED BY THE ISSUER FOR
                  REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
                  CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR
                  IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
                  REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO.
                  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
                  REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE
                  HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS

                  WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO.,
                  HAS AN INTEREST HEREIN.

     (d) So long as the Shares are eligible for book-entry settlement with DTC and such settlement is available, unless otherwise required by law, notwithstanding the provisions of Section 2.2(a) and Section 2.2(b), all Shares shall be evidenced by one or more global Certificates the Registered Owner of which is DTC or a nominee of DTC and (i) no Beneficial Owner of Shares will be entitled to receive a separate Certificate evidencing those Shares, (ii) the interest of a Beneficial Owner in Shares represented by a global Certificate will be shown only on, and transfer of that interest will be effected only through, records maintained by DTC or a DTC Participant or Indirect Participant
through which the Beneficial Owner holds that interest and (iii) the rights of a
Beneficial Owner with respect to Shares represented by a global Certificate will be exercised only to the extent allowed by, and in compliance with, the arrangements in effect between such Beneficial Owner and DTC or the DTC
Participant or Indirect Participant through which that Beneficial Owner holds an interest in Shares.

     (e) If, at any time when Shares are evidenced by a global Certificate, DTC ceases to make its book-entry settlement system available for such Shares, the
Trustee shall execute and deliver separate Certificates evidencing Shares to the
DTC Participants entitled thereto, with such additions, deletions and modifications to this Agreement and to the form of Certificate evidencing Shares as the Sponsor and the Trustee may agree.

     (f) Title to a Certificate evidencing Shares (and to the Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Trustee, notwithstanding any notice to the contrary, may treat the
Registered Owner of Shares as the absolute owner thereof for the purpose of determining the person entitled to any distribution or to any notice provided for in this Agreement and for all other purposes.

                                       10

     Section 2.3 Deposit of Euro.

     (a) After the initial deposit of Euro in the Trust, the issuance and
Delivery of Shares will take place only in integral numbers of Baskets and in compliance with the provisions of this Agreement, as supplemented by any procedures attached to an applicable Authorized Participant Agreement, to the extent those procedures are consistent with this Agreement. Authorized
Participants wishing to acquire from the Trustee one or more Baskets must place an order with the Trustee (a "Purchase Order") no later than 4:00 p.m. (New York time) on any Business Day. Purchase Orders received by the Trustee prior to the
Order Cutoff Time on a Business Day on which a Relevant Price is announced will have that Business Day as the Order Date. Purchase Orders received by the
Trustee on or after the Order Cutoff Time on a Business Day, or on a Business
Day on which the Federal Reserve Bank of New York does not announce a Relevant
Price, will have as their Order Date the next Business Day on which the Federal
Reserve Bank of New York announces a Relevant Price. As consideration for each
Basket acquired, Authorized Participants must deposit with the Depository, for credit to the Depository Account, the Basket Euro Amount determined by the
Trustee on the Order Date of the corresponding Purchase Order. Euro must be
Delivered to the Depository.

     (b) The Trustee shall determine the Basket Euro Amount for each Business
Day. The initial "Basket Euro Amount" is [4,000,000] Euro. After the initial deposit, the "Basket Euro Amount" shall be an amount of Euro equal to the result obtained by dividing the Net Asset Value per Basket on the date on which the determination is being made by the price used by the Trustee to evaluate Euro held by the Trust on such date in compliance with Section 4.1. For purposes of this computation, "Net Asset Value per Basket" is the result obtaining by multiplying (x) the Net Asset Value per Share determined in compliance with
Section 4.3, by (y) the number of Shares which constitute a Basket on the date on which the determination is being made. Fractions of a Euro smaller than .001 shall be disregarded. The Sponsor intends to

                                       11

publish, or may designate other persons to publish, for each Business Day, the
Basket Euro Amount.

     (c) If the Trust Property includes money or any property other than Euro, no deposits of Euro will be accepted until after a record date for distribution of that money or property, or proceeds from that property, has passed.

     (d) All deposited Euro shall be owned by the Trust and held for the Trust by the Depository in the Depository Account. Any assets of the Trust other than
Euro shall be held by the Trustee or the Depository at such place and in such manner as the Trustee shall determine.

     Section 2.4 Delivery of Shares.

                  Upon receipt by the Trustee of any deposit in accordance with
Section 2.3, together with a Purchase Order and the other documents required as above specified, if any, and a confirmation from the Depository that the Euro
Deposit Amount has been Delivered to the Depository for each Basket of Shares and the Depository is holding that Euro for the account of the Trust, the
Trustee, subject to the terms and conditions of this Agreement, shall Deliver to the Depositor the number of Baskets of Shares issuable in respect of such deposit as requested in the corresponding Purchase Order, but only upon payment to the Trustee of the fees and expenses of the Trustee as provided in Section
6.6 and of all taxes and governmental charges and fees payable in connection with such deposit, the transfer of the Euro and the issuance and Delivery of the
Shares.

     Section 2.5 Registration and Registration of Transfer of Shares;
                 Combination and Split-up of Certificates.

     (a) The Trustee shall keep or cause to be kept a register of Registered
Owners of Shares and shall provide for the registration of Shares and the registration of transfers of Shares.

                                       12

     (b) The Trustee, subject to the terms and conditions of this Agreement, shall register transfers of ownership of Shares on its transfer books from time to time, upon any Surrender of a Certificate evidencing such Shares, by the
Registered Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of
America. Thereupon the Trustee shall execute a new Certificate or Certificates evidencing such Shares, and deliver the same to or upon the order of the Person entitled thereto.

     (c) The Trustee, subject to the terms and conditions of this Agreement, shall, upon Surrender of a Certificate or Certificates evidencing Shares for the purposes of effecting a split-up or combination of that certificate or certificates, execute and deliver one or more new Certificates evidencing those
Shares.

     (d) The Trustee may, with the written approval of the Sponsor (which approval shall not be unreasonably withheld), appoint one or more co-transfer agents for the purpose of effecting registration of transfers of Shares and combinations and split-ups of Certificates at designated transfer offices on behalf of the Trustee at the Trustee's expense. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Registered Owners or Persons entitled to Shares and will be entitled to protection and indemnity to the same extent as the Trustee.

     Section 2.6 Surrender of Shares and Withdrawal of Trust Property.

     (a) Upon Surrender of any integral number of Baskets for the purpose of withdrawal of the amount of Trust Property represented thereby, and upon payment of the fee of the Trustee in connection with the Surrender of Shares as provided in Section 6.6 and payment of all taxes and charges payable in connection with such Surrender and withdrawal of Trust Property, and subject to the terms and conditions of this Agreement, an Authorized Participant acting on authority of the Registered Owner of those Shares

                                       13

will be entitled to Delivery, in accordance with the provisions of this
Agreement, as supplemented by any procedures attached to an applicable
Authorized Participant Agreement, to the extent those procedures are consistent with this Agreement, of the amount of Trust Property at the time represented by such Baskets, including the Basket Euro Amounts corresponding to such Baskets on the applicable Order Date (determined as provided below). Authorized
Participants wishing to redeem one or more Baskets must place an order with the
Trustee (a "Redemption Order") no later than 4:00 p.m. (New York time) on any
Business Day. Redemption Orders received by the Trustee prior to the Order
Cutoff Time on a Business Day on which a Relevant Price is announced will have that Business Day as the Order Date. Redemption Orders received by the Trustee on or after the Order Cutoff Time on any Business Day, or on a Business Day on
which the Federal Reserve Bank of New York does not announce a Relevant Price, will have as their Order Date the next Business Day on which the Federal Reserve
Bank of New York announces a Relevant Price. Euro will be Delivered from the
Depository Account by the Depository.

     (b) The Trustee may require that a Certificate evidencing Shares
Surrendered for the purpose of withdrawal is properly endorsed in blank or accompanied by proper instruments of transfer in blank. Upon a Surrender of an integral number of Baskets of Shares and satisfaction of all the conditions for withdrawal of Trust Property, the Trustee shall instruct the Depository to
Deliver, to or to the order of the Surrendering Authorized Participant, the amount of Euro represented by the Surrendered Baskets of Shares and the
Depository or the Trustee shall pay or deliver to or to the order of the
Surrendering Authorized Participant the amount of any other Trust Property represented by the Surrendered Baskets of Shares. Any Delivery of Euro other than by wire transfer or at the office of the Depository will be at the expense and risk of the Authorized Participant.

     (c) The Trustee may, in its discretion, and will when so directed by the
Sponsor, suspend the right of redemption, or postpone the settlement of the
Redemption

                                       14

Order, (i) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading is suspended or restricted;
(ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of euro is not reasonably practicable; or (iii)
for such other period as the Sponsor determines to be necessary for the protection of Beneficial Owners. Neither the Sponsor nor the Trustee is liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

     Section 2.7 Limitations on Delivery, Registration of Transfer and Surrender
                 of Shares.

     (a) As a condition precedent to the Delivery, registration of transfer, split-up, combination or Surrender of any Shares or withdrawal of any Trust
Property, the Trustee or Registrar may require payment from the Depositor or the
Authorized Participant Surrendering the Shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to any securities being withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Trustee may establish consistent with the provisions of this Agreement, including this Section 2.7.

     (b) The Delivery of Shares against deposits of Euro, the registration of transfer of Shares or the Surrender of Shares for the purpose of withdrawal of
Trust Property may be suspended generally, or refused with respect to particular requested Deliveries or Surrenders, during any period when the transfer books of the Trustee are closed or if any such action is deemed necessary or advisable by the Trustee or the Sponsor for any reason at any time or from time to time.

                                       15

     Section 2.8 Lost Certificates, Etc.

                  The Trustee shall execute and deliver a new Certificate of like tenor in exchange and substitution for a mutilated Certificate upon cancellation thereof, or in lieu of and in substitution for a destroyed, lost or stolen Certificate if the Registered Owner thereof has (a) filed with the
Trustee (i) a request for such execution and delivery before the Trustee has notice that the Shares evidenced by the Certificate have been acquired by a protected purchaser and (ii) a sufficient indemnity bond, and (b) satisfied any other reasonable requirements imposed by the Trustee.

     Section 2.9 Cancellation and Destruction of Surrendered Certificates.

                  All Certificates Surrendered to the Trustee shall be canceled by the Trustee. The Trustee is authorized to destroy Certificates so canceled.

     Section 2.10 Splits and Reverse Splits of Shares.

                  If requested in writing by the Sponsor, the Trustee shall
effect a split or reverse split of the Shares as of a record date set by the
Trustee in accordance with procedures determined by the Trustee.

                  The Trustee is not required to distribute any fraction of a
Share in connection with a split or reverse split of the Shares. The Trustee may sell the aggregated fractions of Shares that would otherwise be distributed in a split or reverse split of the Shares or the amount of Trust Property that would be represented by those Shares and distribute the net proceeds of those Shares or that Trust Property to the Registered Owners entitled to them.

                  The amount of Trust Property represented by each Share and the
Basket Euro Amount shall be adjusted as appropriate as of the open of business on the Business Day following the record date for a split or reverse split of the Shares.

                                       16

                                   ARTICLE 3
               CERTAIN OBLIGATIONS OF REGISTERED OWNERS OF SHARES

     Section 3.1 Liability of Registered Owner for Taxes and Other Governmental
                 Charges.

                  If any tax or other governmental charge shall become payable by the Trustee with respect to any transfer or redemption of Shares, such tax or other governmental charge shall be payable by the Registered Owner of such
Shares to the Trustee. The Trustee shall refuse to effect any registration of transfer of such Shares or any withdrawal of Trust Property represented by such
Shares until such payment is made, and may withhold any distributions, or may sell for the account of the Registered Owner thereof Trust Property or Shares, and may apply such distributions or the proceeds of any such sale in payment of such tax or other governmental charge, and the Registered Owner of such Shares shall remain liable for any deficiency. The Trustee shall distribute any net proceeds of a sale made under the preceding sentence that remain, after payment of the tax or other governmental charge, to the Registered Owners entitled thereto as in the case of a distribution in cash.

     Section 3.2 Warranties on Deposit of Euro.

                  Every Person depositing Euro under this Agreement shall be deemed thereby to represent and warrant that the Person making such deposit is duly authorized to do so and that at the time of delivery, the Euro are free and clear of any lien, pledge, encumbrance, right, charge or claim (other than the rights created by this Agreement). All representations and warranties deemed made under this Section 3.2 shall survive the deposit of Euro, Delivery or
Surrender of Shares or termination of this Agreement.

                                       17

                                   ARTICLE 4
                           ADMINISTRATION OF THE TRUST

     Section 4.1 Evaluation of Euro.

                  As promptly as practicable after the Federal Reserve Bank of
New York announces the Relevant Price on each Business Day, the Trustee shall determine the value of the Euro held or receivable by the Trust on the basis of the Relevant Price for that day. If the Federal Reserve Bank of New York does not announce a Relevant Price on a Business Day, the Trustee shall determine the value of the Euro held or receivable by the Trust for that day on the basis of the most recently announced Relevant Price. However, if the Trustee and the
Sponsor determine that the price specified in the two preceding sentences is inappropriate as a basis for evaluation, they shall identify an alternative basis for evaluation to be employed by the Trustee. Euro deliverable under a
Purchase Order shall be included in the evaluation beginning on the Order Date.
Euro deliverable under a Redemption Order shall not be included in the evaluation on and after the Order Date. Neither the Trustee nor the Sponsor shall be liable to any Person for the determination that the most recently announced Relevant Price is not appropriate as a basis for evaluation of the
Euro held or receivable by the Trust or for any determination as to the alternative basis for evaluation, provided that such determination is made in good faith. If the Sponsor determines that Relevant Price will have the meaning set forth in part (ii) of the definition of that term, the Trustee shall give notice to the Registered Owners, and the Trustee shall not apply the new definition of Relevant Price until 60 days after the date of that notice.

     Section 4.2 Responsibility of the Trustee for Evaluations.

                  The Sponsor, Depositors, Registered Owners and Beneficial
Owners may rely on any evaluation or determination of any amount made by the
Trustee, and the Sponsor shall have no responsibility for the accuracy thereof.
The determinations made by the Trustee under this Agreement shall be made in good faith upon the basis of, and

                                       18

the Trustee shall not be liable for any errors contained in, information reasonably available to it. The Trustee shall be under no liability to the
Sponsor, or to Depositors, Registered Owners or Beneficial Owners, for errors in judgment; provided, however, that this provision shall not protect the Trustee against any liability to which it would otherwise be subject by reason of negligence or bad faith in the performance of its duties.

     Section 4.3 Trust Evaluation.

                  As promptly as practicable after completion of the evaluation required under Section 4.1 on each Business Day, the Trustee shall subtract all accrued fees (other than the fees computed by reference to the value of the
Trust or its assets), expenses and other liabilities of the Trust from the total value of the deposited Euro determined by the Trustee pursuant to Section 4.1 and all other assets of the Trust. The resulting figure is the "Adjusted Net
Asset Value" of the Trust. All fees computed by reference to the value of the
Trust or its assets shall be calculated on the Adjusted Net Asset Value. The
Trustee shall subtract from the Adjusted Net Asset Value the amount of accrued fees so computed and the resulting figure is the "Net Asset Value" of the Trust.
The Trustee shall also divide the Net Asset Value of the Trust by the number of
Shares outstanding as of the close of business on the date of the evaluation then being made, which figure is the "Net Asset Value per Share." All fees, expenses and other liabilities of the Trust that are or will be incurred or accrued through the close of business on a Business Day shall be included in the calculations required by this Section 4.3 for that Business Day. Shares deliverable under a Purchase Order shall be considered to be outstanding for purposes of this Section 4.3 beginning on the Order Date. Shares deliverable under a Redemption Order shall not be considered to be outstanding for purposes of this Section 4.3 on and after the Order Date.

                  Adjusted Net Asset Value, Net Asset Value and Net Asset Value
per Share shall be computed in accordance with generally accepted accounting principles in the United States.

                                       19

     Section 4.4 Cash Distributions.

                  Whenever the Trustee distributes any cash, the Trustee shall distribute the amount available for the distribution to the Registered Owners entitled thereto, in proportion to the number of Shares held by them respectively; provided, however, that in the event that the Trustee shall be required to withhold and does withhold from such cash an amount on account of taxes, the amount distributed to the Registered Owners shall be reduced accordingly. The Trustee shall distribute only such amount, however, as can be distributed without attributing to any Registered Owner a fraction of one cent.
Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Registered Owners entitled thereto.

     Section 4.5 Other Distributions.

                  Whenever the Trustee receives any property in respect of Trust
Property other than cash proceeds of a sale of Trust Property (including any claim that accrues in favor of the Trust on account of any loss of deposited
Euro or other Trust Property), the Trustee shall cause the securities or other property received by it to be distributed to the Registered Owners entitled thereto, in proportion to the number of Shares held by them respectively, after deduction or upon payment of the expenses of the Trustee, in any manner that the
Trustee may deem lawful, equitable and feasible for accomplishing such distribution; provided, however, that if in the opinion of the Trustee such distribution cannot be made proportionately among the Registered Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Trustee withhold an amount on account of taxes or other governmental charges or that securities must be registered under the Securities
Act of 1933 in order to be distributed to Registered Owners) the Trustee deems such distribution not to be lawful and feasible, the Trustee shall adopt such method as it deems lawful, equitable and feasible for the purpose of effecting such distribution, after deduction or upon payment of the expenses of the
Trustee, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be

                                       20

distributed by the Trustee to the Registered Owners entitled thereto as in the case of a distribution received in cash.

     Section 4.6 Depository Account Interest.

                  The Trustee will deposit all Euro into the Depository Account, which will accrue interest in accordance with the terms of the Deposit Account
Agreement attached hereto as Exhibit A.

     Section 4.7 Fixing of Record Date.

                  Whenever any distribution will be made, or whenever the
Trustee receives notice of any solicitation of proxies or consents from
Registered Owners, or whenever for any reason there is split, reverse split or other change in the outstanding Shares, or whenever the Trustee shall find it necessary or convenient in respect of any matter, the Trustee, in consultation with the Sponsor, shall fix a record date for the determination of the
Registered Owners who shall be (i) entitled to receive such distribution or the net proceeds of the sale thereof, (ii) entitled to give such proxies or consents in respect of any such solicitation or (iii) entitled to act in respect of any other matter for which the record date was set.

     Section 4.8 Payment of Trust Expenses.

     (a) The following expenses are or may be accrued and paid by the Trust:

                  (1) the fees and expenses of the Sponsor as set forth in
Section 5.6;

                  (2) expenses of the Trust not assumed by the Sponsor pursuant to Section 5.2(f);

                  (3) taxes and other governmental charges; and

                                       21

                  (4) expenses and costs of any extraordinary services performed by the Trustee or Sponsor on behalf of the Trust or action taken by the Trustee or the Sponsor to protect the Trust or the interests of Registered Owners; and

                  (5) indemnification of the Sponsor as provided in Section
7.1(d).

     (b) The Trustee shall withdraw from the Depository Account amounts necessary to pay the Trust expenses provided for in Section 4.8(a) and any otherwise unpaid expenses hereunder. The Trustee will withdraw and sell sufficient Euro to purchase an amount of currency other than Euro sufficient to pay any Trust expenses payable other than in Euro and the costs of currency conversion.

     (c) Notwithstanding the foregoing, if requested by the Sponsor and agreed to by the Trustee, the Trustee will advance amounts out of its own funds for the payment of Trust expenses, provided that the amount advanced at any time shall not exceed $________. The amount of such advances, plus the cost of meeting reserve requirements imposed by the Board of Governors of the Federal Reserve
System, together with interest thereon at a percentage rate equal to then-current overnight federal funds rate, shall be expenses of the Trust. The
Trustee shall have a lien on the balances on hand in the Depository Account to the extent of all amounts advanced by it pursuant to this Section 4.8(b), which lien shall be superior to the interest of the Beneficial Owners.

     (d) The Trustee is conclusively authorized to sell Euro at such times and in the smallest amounts required to permit payment of Trust expenses as they come due, it being the intention to minimize the Trust's holdings of assets other than Euro. Neither the Trustee nor the Sponsor shall have any liability for loss or depreciation resulting from sales of Euro so made. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant the Sponsor's direction or otherwise in accordance with this Section 4.8(b).

     (e) If at any time and from time to time the Trustee and Sponsor determine that the amount of cash included in the Trust Property exceeds the anticipated expenses

                                       22

of the Trust during the following month, the Trustee shall distribute the estimated excess to the Registered Owners under Section 4.4 within 30 days of such determination.

     Section 4.9 Statements and Reports.

                  After the end of each fiscal year and within the time period required by applicable laws, rules and regulations, at the Sponsor's expense, the Trustee shall send to the Registered Owners at the end of such fiscal year, an annual report of the Trust containing financial statements audited by independent accountants designated by the Sponsor and such other information as may be required by such laws, rules and regulations or otherwise, or which the
Sponsor determines shall be included. The Trustee may distribute the annual report by any means acceptable to the Registered Owners.

     Section 4.10 Further Provisions for Currency Conversion.

                  In addition to selling Euro in accordance with Section 4.8, the Trustee shall sell Euro whenever any one or more of the following conditions exist:

     (a) the Sponsor has notified the Trustee that such sale is required by applicable law or regulation; or

     (b) the Trust is to be terminated and its assets liquidated in accordance with Section 8.2.

                  The Trustee shall sell, as promptly as practicable, any
property received by the Trust other than Euro (such as, for example, amounts paid under an insurance claim), shall convert proceeds received other than in
Euro into Euro and shall deposit the proceeds into the Depository Account.

                  Unless otherwise directed by the Sponsor, when selling Euro the Trustee shall place orders with dealers (which may include the Depository)
through which it may reasonably expect to obtain a commercially reasonable price and good execution of orders.

                                       23

                  The Trustee and the Sponsor shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to this Section 4.10.

     Section 4.11 Counsel.

                  The Sponsor may from time to time employ counsel to act on behalf of the Trust and perform any legal services in connection with the Euro and the Trust, including any legal matters relating to the possible disposition or acquisition of any Euro. The reasonable fees and expenses of such counsel shall be paid by the Sponsor.

     Section 4.12 Grantor Trust.

                  Nothing in this Agreement, any agreement with a Depository, or otherwise, shall be construed to give the Trustee the power to vary the investment of the Beneficial Owners within the meaning of Section 301.7701-4(c)
under the Code or any similar or successor provision of the regulations under the Code, nor shall the Sponsor give the Trustee any direction that would vary the investment of the Beneficial Owners. However, the Trustee shall not be liable to any Person for any failure of the Trust to qualify as a grantor trust under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, except that this sentence shall not limit the Trustee's responsibility for the administration of the Trust in accordance with this Agreement.

                                   ARTICLE 5
                                   THE SPONSOR

     Section 5.1 Role of the Sponsor.

                  The Sponsor is responsible for establishing the Trust and for the registration of the Shares. The Sponsor will generally oversee the performance of the Trustee and the Trust's principal service providers, but will not exercise day-to-day oversight over the Trustee or such service providers.
The Sponsor will regularly communicate with the Trustee to monitor the overall performance of the Trust. The

                                       24

Sponsor, with assistance and support from the Trustee, is responsible for preparing and filing periodic reports and current reports on behalf of the Trust with the Commission and will provide any required certifications for such reports. The Sponsor will also designate the independent certified public accountants of the Trust and may from time to time employ legal counsel for the
Trust.

     Section 5.2 Obligations of the Sponsor.

     (a) The Sponsor does not assume any obligation nor shall it be subject to any liability under this Agreement to any Registered Owner or Beneficial Owner or Depositor (including liability with respect to the worth of the Trust
Property), except that the Sponsor agrees to perform its obligations specifically set forth in this Agreement without negligence or bad faith.

     (b) The Sponsor shall not be under any obligation to prosecute any action, suit or other proceeding in respect of any Trust Property or in respect of the
Shares on behalf of a Registered Owner, Beneficial Owner, Depositor or other
Person.

     (c) The Sponsor shall not be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any
Depositor, any Registered Owner or any other person believed by it in good faith to be competent to give such advice or information.

     (d) The Sponsor shall not be liable for any acts or omissions made by a successor sponsor whether in connection with a previous act or omission of the
Sponsor or in connection with any matter arising wholly after the resignation of the Sponsor, provided that in connection with the issue out of which such potential liability arises the Sponsor performed its obligations without negligence or bad faith while it acted as sponsor.

                                       25

     (e) The Sponsor shall have no obligation to comply with any direction or instruction from any Registered Owner or Beneficial Owner or Depositor regarding
Shares except to the extent specifically provided in this Agreement.

     (f) The Sponsor shall be responsible for all organizational expenses of the
Trust, and for the following administrative and marketing expenses of the Trust:
the Trustee's monthly fee, the Depository's fee, listing fees of the Exchange, registration fees charged by the Commission, printing and mailing costs, audit fees and legal expenses not in excess of $________ per year.

     (g) The Sponsor will monitor the interest rate paid by the Depository and has the right and duty to reject, for the Trust, an interest rate that it considers noncompetitive. The Trustee shall have no right or duty in that regard.

     Section 5.3 Prevention or Delay in Performance by the Sponsor.

                  The Sponsor and its directors, employees, agents or affiliates shall not incur any liability to any Registered Owner, Beneficial Owner or
Depositor if, by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Sponsor is prevented or forbidden from, or would be subject to any civil or criminal penalty on account of, or is delayed in, doing or performing any act or thing which by the terms of this Agreement it is provided shall be done or performed and accordingly the
Sponsor does not do that thing or does that thing at a later time than would otherwise be required. The Sponsor will not incur any liability to any
Registered Owner or Beneficial Owner or Depositor by reason of any non-performance or delay in the performance of any act or thing which by the terms of this Agreement it is provided may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this
Agreement.

     Section 5.4 Certain Matters Regarding Successor Sponsor.

                                       26

                  The covenants, provisions and agreements herein contained
shall in every case be binding upon any successor to the business of the
Sponsor. The Sponsor may transfer all or substantially all of its assets to an entity which carries on the business of the Sponsor, if at the time of such transfer such successor duly assumes all the obligations of the Sponsor under this Agreement, and in such event, the Sponsor shall be relieved of all further liability under this Agreement.

     Section 5.5 Resignation of Sponsor; Successors.

                  If at any time the Sponsor desires to resign its position as
Sponsor hereunder, it may resign by delivering to the Trustee an instrument of resignation executed by the Sponsor. Such resignation shall not become effective until the earlier of (i) the effective date of the appointment by the Trustee of a successor sponsor to assume, with such compensation from the Trust as the
Trustee may deem reasonable under the circumstances, the duties and obligations of the resigning Sponsor hereunder by an instrument of appointment and assumption executed by the Trustee and the successor sponsor; or (ii) the
Trustee shall have agreed to act as sponsor hereunder succeeding to all the rights and duties of the resigning Sponsor without appointing a successor sponsor and without terminating this Agreement; or (iii) the Trustee shall have terminated and liquidated the Trust and distributed all remaining assets to
Beneficial Owners, which action the Trustee shall have taken if, within sixty
(60) days following the date on which a notice of resignation shall have been delivered by the Sponsor, a successor sponsor has not been appointed and the
Trustee has not agreed to act as sponsor hereunder. The Trustee shall have no obligation to appoint a successor sponsor or to assume the duties of the Sponsor and shall have no liability to any person because the Trust is terminated by reason of the Sponsor's resignation. If the Sponsor shall fail to undertake or perform or become incapable of undertaking or performing its duties hereunder or shall become bankrupt or its affairs shall be taken over by public authorities, the Trustee shall act in accordance with the provisions set forth in Section
8.2(b). Any successor sponsor shall be satisfactory to the Trustee. Upon its resignation becoming effective, the resigning Sponsor shall be discharged and shall no longer be liable in any manner hereunder except

                                       27

as to acts or omissions occurring before its resignation became effective, and the successor sponsor shall thereupon undertake and perform all duties and be entitled to all rights and compensation as sponsor under this Agreement. The successor sponsor shall not be under any liability hereunder for acts or omissions occurring prior to the effective date stated in the instrument appointing it successor sponsor. Notice of appointment of successor sponsor shall be mailed promptly after acceptance of appointment by the Trustee to all
DTC Participants for distribution to Beneficial Owners as provided in Section
2.2.

     Section 5.6 Compensation of the Sponsor.

     (a) The Sponsor is entitled to receive from the Trust, as an expense of the
Trust, a fee for services that will accrue daily at an annualized rate of 0.40%
of Adjusted Net Asset Value and will be payable monthly in arrears.

     (b) The Sponsor is entitled to receive reimbursement from the Trust for all expenses and disbursements incurred by it under the last sentence of Section
7.1(d) or that are of the type described in Section 4.8(a) of this Agreement, except that the Sponsor is not entitled to charge the Trust for (i) expenses and disbursements incurred by it prior to the commencement of trading of Shares on the Exchange, and (ii) fees of agents for performing services the Sponsor is required to perform under this Agreement.

     (c) Within 30 Business Days following the end of each fiscal year, the
Sponsor shall certify to the Trustee the amount of its actual expenses during the preceding fiscal year and shall reimburse the Trust any amounts received in excess of the expenses so certified. The Trustee shall have no liability or responsibility for amounts paid to the Sponsor pursuant to this Section 5.6.

     Section 5.7 Federal Securities Law Filings.

                  The Sponsor shall (i) prepare and file a registration
statement with the Commission and take such action as is necessary from time to time to qualify the Shares

                                       28

for offering and sale under the federal securities laws of the United States, including the preparation and filing of amendments and supplements to such registration statement, (ii) promptly notify the Trustee of any amendment or supplement to the registration statement or prospectus, of any order preventing or suspending the use of any prospectus, of any request for the amending or supplementing of the registration statement or prospectus or if any event or circumstance occurs which is known to the Sponsor as a result of which the registration statement or prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) provide the Trustee from time to time with copies, including copies in electronic form, of the prospectus, as amended and supplemented, in such quantities as the Trustee may reasonably request and (iv) prepare and file any periodic reports or updates that may be required under the Securities Exchange Act of 1934, as amended. The Trustee shall furnish to the Sponsor any information from the records of the Trust that the Sponsor reasonably requests in writing that is needed to prepare any filing or submission that the Sponsor or the Trust is required to make under the federal securities laws of the United States.

     Section 5.8 Discretionary Actions by Sponsor; Consultation.

                  The Sponsor shall notify and consult with the Trustee before undertaking any action under the last sentence of Section 7.1(d) or if the
Sponsor becomes aware of any development or event that affects the administration of the Trust but is not contemplated or provided for in this
Agreement.

                                       29

                                   ARTICLE 6
                                   THE TRUSTEE

     Section 6.1 Maintenance of Office and Transfer Books by the Trustee.

     (a) Until termination of this Agreement in accordance with its terms, the
Trustee shall maintain facilities for the execution and Delivery, registration, registration of transfers and Surrender of Shares in accordance with the provisions of this Agreement.

     (b) The Trustee shall keep books for the registration of Shares and registration of transfers of Shares which at all reasonable times shall be open for inspection by the Registered Owners.

     (c) The Trustee may, and at the reasonable written request of the Sponsor shall, close the transfer books at any time or from time to time if such action is deemed necessary or advisable in the reasonable judgment of the Trustee or the Sponsor.

     (d) If any Shares are listed on one or more stock exchanges in the United
States, the Trustee shall act as Registrar or, with the written approval of the
Sponsor (which approval shall not be unreasonably withheld), appoint a registrar or one or more co-registrars for registry of such Shares in accordance with any requirements of such exchange or exchanges.

     Section 6.2 Obligations of the Trustee.

     (a) The Trustee assumes no obligation nor shall it be subject to any liability under this Agreement to any Registered Owner or Beneficial Owner or
Depositor (including liability with respect to the worth of the Trust Property), except that the Trustee agrees to perform its obligations specifically set forth in this Agreement without negligence or bad faith.

                                       30

     (b) The Trustee shall not be under any obligation to prosecute any action, suit or other proceeding in respect of any Trust Property or in respect of the
Shares on behalf of a Registered Owner, Beneficial Owner, Depositor or other
Person.

     (c) The Trustee shall not be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any
Depositor, any Registered Owner or any other person believed by it in good faith to be competent to give such advice or information.

     (d) The Trustee shall not be liable for any acts or omissions made by a successor trustee whether in connection with a previous act or omission of the
Trustee or in connection with any matter arising wholly after the resignation of the Trustee, provided that in connection with the issue out of which such potential liability arises the Trustee performed its obligations without negligence or bad faith while it acted as Trustee.

     (e) The Trustee shall have no obligation to comply with any direction or instruction from any Registered Owner or Beneficial Owner or Depositor regarding
Shares except to the extent specifically provided in this Agreement.

     (f) The Trustee shall be responsible for monitoring the performance of the
Depository and for enforcing the obligations of the Depository as necessary to protect the Trust and the rights and interests of Registered Owners.

     Section 6.3 Prevention or Delay in Performance by the Trustee.

                  The Trustee and its directors, employees, agents or affiliates shall not incur any liability to any Registered Owner, Beneficial Owner or
Depositor if, by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Trustee is prevented or forbidden from, or would be subject to any civil or criminal

                                       31

penalty on account of, or is delayed in, doing or performing any act or thing which by the terms of this Agreement it is provided shall be done or performed and accordingly the Trustee does not do that thing or does that thing at a later time than would otherwise be required. The Trustee will not incur any liability to any Registered Owner or Beneficial Owner or Depositor by reason of any non-performance or delay in the performance of any act or thing which by the terms of this Agreement it is provided may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this
Agreement.

     Section 6.4 Resignation or Removal of the Trustee; Appointment of Successor
                 trustee.

     (a) Resignation. The Trustee may at any time resign as Trustee hereunder by written notice of its election so to do, delivered to the Sponsor, and such resignation shall take effect upon the appointment of a successor trustee and its acceptance of such appointment.

     (b) Removal by the Sponsor. In case at any time the Trustee shall fail to undertake or perform or shall become incapable of undertaking or performing any of the duties which by the terms of this Agreement are required to be undertaken or performed by it, and such failure shall not be cured within 15 Business Days following receipt by the Trustee of notice from the Sponsor of such failure, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or a trustee or liquidator or any public officer shall take charge or control of such Trustee or of its property or affairs for the purposes of rehabilitation, conservation or liquidation, then in any such case, the Sponsor shall, subject to the requirements of this Section 6.4(f), remove the Trustee and appoint a successor trustee. Such removal pursuant to this Section 5.4(b) shall take effect upon the appointment of a successor trustee and its acceptance of such appointment.

                                       32

     (c) Removal by Registered Owners. Registered Owners of at least two-thirds
(66-2/3%) of the Shares then outstanding may at any time remove the Trustee by written instrument or instruments delivered to the Trustee and Sponsor. Such removal pursuant to this Section 5.4(c) shall take effect upon the appointment of a successor trustee and its acceptance of such appointment.

     (d) Removal for Material Breach. If at any time the Trustee ceases to be a
Qualified Bank or is in material breach of its obligations under this Agreement and the Trustee fails to cure such breach within 30 days after receipt by the
Trustee of written notice from the Sponsor or Registered Owners acting on behalf of at least 25% of the outstanding Shares specifying such default and requiring the Trustee to cure such default, the Sponsor, acting on behalf of the
Registered Owners, may remove the Trustee by written notice delivered to the
Trustee in the manner provided in Section 9.5, and such removal shall take effect upon the appointment of a successor trustee and its acceptance of such appointment as hereinafter provided.

     (e) Sponsor Action. Upon receiving notice of resignation or removal of the
Trustee, the Sponsor shall use its best efforts promptly to appoint a successor trustee in the manner hereinafter provided, by written instrument or instruments delivered to such resigning Trustee and the successor trustee. Notice of such appointment of a successor trustee shall be mailed promptly after acceptance of such appointment by the successor trustee to all Registered Owners.

     (f) Appointing Successor trustees. If the Trustee acting hereunder resigns or is removed, the Sponsor, acting on behalf of the Registered Owners, shall use its reasonable efforts to appoint a successor trustee, which shall be a
Qualified Bank. Every successor trustee shall execute and deliver to its predecessor and to the Sponsor, acting on behalf of the Registered Owners, an instrument in writing accepting its appointment hereunder, and thereupon such successor trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on

                                       33

the written request of the Sponsor, acting on behalf of the Registered Owners, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Trust Property to such successor, and shall deliver to such successor a list of the Registered Owners of all outstanding Shares. The Sponsor or any such successor trustee shall promptly mail notice of the appointment of such successor trustee to the Registered
Owners.

     (g) Liability of Trustee. Upon effective resignation hereunder, the resigning or removed Trustee shall be discharged and shall no longer be liable in any manner hereunder except as to acts or omissions occurring prior to such resignation or removal, and the new trustee shall thereupon undertake and perform all duties and be entitled to all rights and compensation as trustee under this Agreement. The successor trustee shall not be under any liability hereunder for acts or omissions occurring prior to execution of an instrument accepting its appointment as trustee.

     (h) Effect of Merger of the Trustee. Any corporation into which the Trustee may be merged, consolidated or converted in a transaction in which the Trustee is not the surviving corporation shall be the successor of the Trustee without the execution or filing of any document or any further act.

     Section 6.5 The Depository.

                  The Depository will be subject at all times and in all
respects to the directions of the Trustee and will be responsible solely to it.
The Depository may resign and be discharged from its duties by notice of such resignation delivered to the Trustee at least 60 days prior to the date on which such resignation is to become effective. Upon such resignation the Trustee will terminate and liquidate the Trust. After the date of this Agreement, the Trustee shall not enter into or amend any Deposit Account Agreement with a Depository without the written approval of the Sponsor (which approval shall not be unreasonably withheld or delayed).

                                       34

                  Upon the appointment of any successor trustee hereunder, the
Depository shall forthwith become, without any further act or writing, the agent hereunder of such successor trustee and the appointment of such successor trustee shall in no way impair the authority of the Depository hereunder; but the successor trustee so appointed shall, nevertheless, on the written request of the Depository, execute and deliver to the Depository all such instruments as may be proper to give to such Depository full and complete power and authority as agent hereunder of such successor trustee.

     Section 6.6 Compensation of the Trustee.

     (a) Each Depositor, and each person surrendering Shares for the purpose of withdrawing Trust Property, shall pay to the Trustee a fee of $500.00 per transaction for the Delivery of Shares pursuant to Section 2.4 and the Surrender of Baskets of Shares pursuant to Section 2.6 or Section 8.2.

     (b) The Trustee is entitled to receive from the Sponsor fees for its services and reimbursement for its out-of-pocket expenses in accordance with written agreements between the Sponsor and the Trustee.

     (c) The Trustee is entitled to charge the Trust for all expenses and disbursements incurred by it under Section 6.9(a) or that are of the type described in Section 4.8 of this Agreement (including the reasonable fees and disbursements of its legal counsel), except that the Trustee is not entitled to charge the Trust for (i) expenses and disbursements incurred by it prior to the commencement of trading of Shares on the Exchange and (ii) fees of agents for performing services the Trustee is required to perform under this Agreement.

     Section 6.7 Retention of Trust Documents.

                  The Trustee is authorized to destroy those documents, records, bills and other data compiled during the term of this Agreement at the times permitted by the laws

                                       35

or regulations governing the Trustee, unless the Sponsor reasonably requests the
Trustee in writing to retain those items for a longer period.

     Section 6.8 Prospectus Delivery.

                  The Trustee shall, if required by the federal securities laws of the United States, in any manner permitted by such laws, deliver at the time of issuance of Shares, a copy of the relevant prospectus, as most recently furnished to the Trustee by the Sponsor, to each Depositor.

     Section 6.9 Discretionary Actions by Trustee; Consultation.

     (a) The Trustee may, in its discretion, undertake any action that it considers necessary or desirable to protect the Trust or the interests of the
Registered Owners. The expenses incurred by the Trustee in connection with taking any action under the preceding sentence (including the fees and disbursements of legal counsel) shall be expenses of the Trust, and the Trustee shall be entitled to be reimbursed for those expenses by the Trust.

     (b) The Trustee shall notify and consult with the Sponsor before undertaking any action under subsection (a) above or if the Trustee becomes aware of any development or event that affects the administration of the Trust but is not contemplated or provided for in this Agreement.

                                   ARTICLE 7
                                 INDEMNIFICATION

     Section 7.1 Indemnification of the Sponsor and Trustee.

     (a) The Sponsor shall indemnify the Trustee, its directors, employees and agents (the "Trustee Indemnified Persons") against, and hold each of them harmless from, any loss, liability, cost, expense or judgment (including, but not limited to, the reasonable fees and expenses of counsel) (collectively
"Indemnified Amounts") that is

                                       36

incurred by any of them and that arises out of or is related to (i) any offer or sale by the Trust of Baskets of Shares under this Agreement, (ii) acts performed or omitted pursuant to the provisions of this Agreement, as the same may be amended, modified or supplemented from time to time, by (A) a Trustee
Indemnified Person or (B) the Sponsor or (iii) any filings with or submissions to the Commission in connection with or with respect to the Shares (which, by way of illustration and not by way of limitation, include any registration statement and any amendments or supplements thereto filed with the Commission or any periodic reports or updates that may be filed under the Securities Exchange
Act of 1934, as amended, or any failure to make any filings with or submissions to the Commission which are required to be made in connection with or with respect to the Shares), except that the Sponsor shall not have any obligations under this Section 7.1(a) to pay Indemnified Amounts incurred as a result of and attributable to (x) the negligence or bad faith of, or material breach of the terms of this Agreement by, the Trustee, (y) written information furnished in writing by the Trustee to the Sponsor expressly for use in the registration statement, or any amendment thereto, filed with the Commission relating to the
Shares that is not materially altered by the Sponsor or (z) any misrepresentations or omissions made by a Depositor (other than Sponsor) in connection with such Depositor's offer and sale of Shares.

     (b) The Trustee shall indemnify the Sponsor, its members, officers, employees and agents against, and hold each of them harmless from, any
Indemnified Amounts (i) caused by the negligence or bad faith of the Trustee or
(ii) arising out of any information furnished in writing to the Sponsor by the
Trustee expressly for use in the registration statement, or any amendment thereto, filed with the Commission relating to the Shares that is not materially altered by the Sponsor.

     (c) If the indemnification provided for in Section 7.1(a) or Section 7.1(b)
is unavailable or insufficient to hold harmless the indemnified party under subsection (a) or (b) above, then the indemnifying party shall contribute to the
Indemnified Amounts referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect

                                       37

the relative benefits received by the Sponsor on the one hand and the Trustee on the other hand from the fees each receive attributable to the Shares which are the subject of the action or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sponsor on the one hand and the Trustee on the other hand in connection with the action, statement or omission which resulted in such
Indemnified Amount as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact from which the action arises relates to information supplied by the Sponsor or the Trustee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission or the act or omission from which the action arises. The amount of Indemnified Amounts referred to in the first sentence of this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (c).

     (d) The Sponsor and its shareholders, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended) and subsidiaries (each, a "Sponsor Indemnified Party") shall be indemnified from the Trust and held harmless against any loss, liability or expense incurred without (i) negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under this Agreement or any actions taken in accordance with the provisions of this Agreement or (ii)
reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under this Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Sponsor
Indemnified party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to a Sponsor Indemnified Party under this Section 7.1(d) may be payable in

                                       38

advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Registered Owners and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the
Sponsor shall be entitled to be reimbursed therefor by the Trust.

     (e) If an action, proceeding (including, but not limited to, any governmental investigation), claim or dispute (each, a "Proceeding") in respect of which indemnity may be sought by either party is brought or asserted against the other party, the party seeking indemnification (the "Indemnitee") shall promptly (and in no event more than seven (7) days after receipt of notice of such Proceeding) notify the party obligated to provide such indemnification (the
"Indemnitor") of such Proceeding. The failure of the Indemnitee to so notify the
Indemnitor shall not impair the Indemnitee's ability to seek indemnification from the Indemnitor (but only for costs, expenses and liabilities incurred after such notice) unless such failure adversely affects the Indemnitor's ability to adequately oppose or defend such Proceeding. Upon receipt of such notice from the Indemnitee, the Indemnitor shall be entitled to participate in such
Proceeding and, to the extent that it shall so desire and provided no conflict of interest exists as specified in clause (i) below and there are no other defenses available to Indemnitee as specified in clause (iii) below, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee (in which case all attorney's fees and expenses shall be borne by the Indemnitor and the Indemnitor shall in good faith defend the Indemnitee). The Indemnitee shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but, in such case, no fees and expenses of such counsel shall be borne by the Indemnitor unless such fees and expenses are otherwise required to be indemnified under Section 7.1(a), Section 7.1(b) or
Section 7.1(d), as applicable, and (i) there is such a conflict of interest between the Indemnitor and the Indemnitee as would preclude, in compliance with the ethical rules in effect in the jurisdiction in which the Proceeding was brought, one lawyer from representing both parties simultaneously, (ii)

                                       39

the Indemnitor fails, within the earlier of (x) twenty (20) days following receipt of notice of the Proceeding from the Indemnitee or (y) seven (7) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitee or (iii) there are legal defenses available to Indemnitee that are different from or are in addition to those available to the Indemnitor. No compromise or settlement of such Proceeding may be effected by either party without the other party's consent unless (m) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other party and (n) the sole relief provided is monetary damages that are paid in full by the party seeking the settlement. Neither party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld. The Indemnitor shall have no obligation to indemnify and hold harmless the Indemnitee from any loss, expense or liability incurred by the
Indemnitee as a result of a default judgment entered against the Indemnitee unless such judgment was entered after the Indemnitor agreed, in writing, to assume the defense of such Proceeding.

                                   ARTICLE 8
                            AMENDMENT AND TERMINATION

     Section 8.1 Amendment.

                  The Trustee and the Sponsor may amend any provisions of this
Agreement without the consent of any Registered Owner. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the Registered Owners will not become effective as to outstanding Shares until 30 days after notice of such amendment is given to the Registered Owners. Every Registered Owner and
Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such

                                       40

amendment and to be bound by this Agreement as amended thereby. In no event shall any amendment impair the right of the Registered Owner of Shares to
Surrender Baskets of Shares and receive therefor the amount of Trust Property represented thereby, except in order to comply with mandatory provisions of applicable law.

     Section 8.2 Termination.

     (a) The Trustee may, in its sole discretion, set a date on which this
Agreement will terminate and mail notice of that termination to the Registered
Owners at least 30 days prior to the date set for termination if any of the following occurs and if the Sponsor, having been notified by the Trustee of the occurrence of any such event, shall have notified the Trustee in writing that it has determined, in its sole discretion, to terminate this Agreement:

     (i) The Trustee is notified that the Shares are delisted from a national securities exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

     (ii) sixty days have elapsed since the Trustee notified the Sponsor of the
Trustee's election to resign and a successor trustee has not been appointed and accepted its appointment as provided in Section 6.4;

     (iii) the Commission determines that the Trust is an investment company under the Investment Company Act of 1940, as amended, and the Trustee has actual knowledge of such Commission determination;

     (iv) the Trust fails to qualify for treatment, or ceases to be treated, for
United States federal income tax purposes, as a grantor trust, and the Trustee receives notice from the Sponsor that the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

                                       41

     (v) DTC is unwilling or unable to perform its functions under this
Agreement and no suitable replacement is available;

     (vi) the Net Asset Value of the Trust remains less than $100 million for 30 consecutive business days at any time after the first 90 days of the Shares being traded on the Exchange;

     (vii) the Depository resigns or is removed; or

     (viii) all of the Trust's assets are sold.

     (b) The Trustee may, in its sole direction, set a date on which this
Agreement will terminate and mail notice of that termination to Shareholders at least 30 days prior to the date set for termination if:

     (i) Registered Owners holding at least 75% of the outstanding Shares notify the Trustee that they elect to terminate the Trust;

     (ii) the Sponsor resigns or is unable to perform its duties or becomes bankrupt or insolvent and the Trustee does not appoint a successor sponsor and does not agree to act as Sponsor; or (iii) the aggregate market capitalization of the Trust, based on the closing price for the Shares was less than $300 million for five consecutive trading days.

     (c) The Trust shall terminate on the expiration of the maximum period for which a grantor trust is allowed to exist under New York law, and the Trustee shall mail a notice of that impending termination to the Registered Owners at least 30 days before the expiration date.

     (d) On and after the date of termination of this Agreement, the Registered
Owner of Shares will, upon (i) Surrender of those Shares, (ii) payment of the fee of the Trustee for the Surrender of Shares provided in Section 6.6, and
(iii) payment of any

                                       42

applicable taxes or other governmental charges, be entitled to Delivery, to the
Registered Owner or upon the Registered Owner's order, of the amount of Trust
Property represented by those Shares. The Trustee shall not accept any deposits of Euro after the date of termination of this Agreement. If any Shares remain outstanding after the date of termination of this Agreement, the Trustee thereafter shall discontinue the registration of transfers of Shares, shall not make any distributions to Registered Owners, and shall not give any further notices or perform any further acts under this Agreement, except that the
Trustee shall continue to collect distributions pertaining to Trust Property and hold the same uninvested and without liability for interest, pay the Trust's expenses and sell Euro as necessary to meet those expenses and shall continue to deliver Trust Property, together with any distributions received with respect thereto and the net proceeds of the sale of any other property, in exchange for
Shares Surrendered to the Trustee (after deducting or upon payment of, in each case, the fee of the Trustee set forth in 5.7 for the Surrender of Shares, any expenses for the account of the Registered Owner of such Shares in accordance with the terms and conditions of this Agreement, and any applicable taxes or other governmental charges). At any time after the expiration of 90 days following the date of termination of this Agreement, the Trustee may sell the
Trust Property then held under this Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it under this Agreement, unsegregated and without liability for interest, for the pro rata benefit of the Registered Owners of Shares that have not theretofore been Surrendered, such Registered Owners thereupon becoming general creditors of the Trustee with respect to such net proceeds. After making such sale, the
Trustee shall be discharged from all obligations under this Agreement, except to account for such net proceeds and other cash (after deducting, in each case, any fees, expenses, taxes or other governmental charges payable by the Trust, the fee of the Trustee for the Surrender of Shares and any expenses for the account of the Registered Owner of such Shares in accordance with the terms and conditions of this Agreement, and any applicable taxes or other governmental charges). Upon the termination of this Agreement, the Sponsor shall be discharged from all obligations under this Agreement

                                       43

except for its obligations to the Trustee under Section 7.1. Section 5.6 and
Section 6.6 shall survive termination of this Agreement.

                                   ARTICLE 9
                                  MISCELLANEOUS

     Section 9.1 Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Agreement shall be filed with the Trustee and shall be open to inspection by any Registered Owner during the Trustee's business hours.

     Section 9.2 Third-Party Beneficiaries.

                  This Agreement is for the exclusive benefit of the parties hereto, and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

     Section 9.3 Severability.

                  In case any one or more of the provisions contained in this
Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this
Agreement shall in no way be affected, prejudiced or disturbed thereby.

     Section 9.4 Registered Owners, Beneficial Owners and Depositors as Parties;
                 Binding Effect.

                  The Registered Owners, Beneficial Owners and Depositors from time to time shall be parties to this Agreement and shall be bound by all of the terms and conditions hereof by their acceptance of Shares or any interest therein or by their depositing Euro, as the case may be.

                                       44

     Section 9.5 Notices.

     (a) All notices given under this Agreement must be in writing.

     (b) Any and all notices to be given to the Trustee or the Sponsor shall be deemed to have been duly given (i) when it is actually delivered by a messenger or recognized courier service, (ii) five days after it is mailed by registered or certified mail, postage paid or (iii) when receipt of a facsimile transmission is acknowledged via a return receipt or receipt confirmation as requested by the original transmission, in each case to or at the address set forth below:

                  To the Trustee:

                  THE BANK OF NEW YORK
                  101 Barclay Street, 22-W
                  New York, New York 10286
                  Attention: ADR Administration
                  Facsimile:  212-571-3050

or any other place to which the Trustee may have transferred its Corporate Trust
Office with notice to the Sponsor.

                  To the Sponsor:

                  RYDEX INVESTMENTS
                  c/o PADCO Advisors II, Inc.
                  9601 Blackwell Road, Suite 500
                  Rockville, Maryland 20850
                  Attention:  Carl G. Verboncoeur, President
                  Facsimile:  ____________________

or any other place to which the Sponsor may have transferred its principal office with notice to the Trustee.

     (c) Any and all notices to be given to a Registered Owner shall be deemed to have been duly given (i) when actually delivered by messenger or a recognized courier service, (ii) when mailed, postage prepaid or (iii) when sent by facsimile transmission

                                       45

confirmed by letter, in each case at or to the address of such Registered Owner as it appears on the transfer books of the Trustee, or, if such Registered Owner shall have filed with the Trustee a written request that any notice or communication intended for such Registered Owner be delivered to some other address, at the address designated in such request.

     Section 9.6 Agent for Service; Submission to Jurisdiction.

                  The Sponsor hereby (i) irrevocably designates and appoints
________________________________, in the State of New York, as the Sponsor's
authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares, the Trust Property or this Agreement,
(ii) consents and submits to the jurisdiction of any state or federal court in
The City of New York, State of New York, in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the
Sponsor in any such suit or proceeding. The Sponsor agrees to deliver, upon the execution and delivery of this Agreement, a written acceptance by such agent of its appointment as such agent. The Sponsor further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any Shares remain outstanding or this Agreement remains in force. In the event the Sponsor fails to continue such designation and appointment in full force and effect, the Sponsor hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Sponsor at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

     Section 9.7 Governing Law.

                  This Agreement shall be interpreted under, and all rights and duties under this Agreement shall be governed by, the laws of the State of New
York.

                                       46

                  IN WITNESS WHEREOF, CURRENCY GROUP LLC and THE BANK OF NEW
YORK have duly executed this Agreement as of the day and year first set forth above.

                                        PADCO ADVISORS II, INC.,
                                              d/b/a RYDEX INVESTMENTS, as
                                              Sponsor

                                        By:_____________________________
                                              Name:  Carl G. Verboncoeur
                                              Title: President

                                        THE BANK OF NEW YORK,
                                              as Trustee

                                        By:_________________________________
                                              Name:
                                              Title:

                                       47

                                    EXHIBIT A

                        Form of Deposit Account Agreement

                                       1

                                    EXHIBIT B

                               Form of Certificate

THE SHARES EVIDENCED HEREBY REPRESENT RIGHTS WITH RESPECT TO UNDERLYING TRUST
PROPERTY (AS DEFINED IN THE TRUST AGREEMENT REFERRED TO HEREIN) HELD BY THE
TRUST AND DO NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND ARE NOT
GUARANTEED BY THE SPONSOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.
NEITHER THE SHARES NOR THE UNDERLYING TRUST PROPERTY ARE INSURED UNDER ANY
AGREEMENT THAT DIRECTLY BENEFITS THE TRUST OR GUARANTEED BY ANY GOVERNMENTAL
AGENCY OR ANY OTHER PERSON.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE AGENT
AUTHORIZED BY THE ISSUER FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND
ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS
MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                       2

                              EURO CURRENCY SHARES
                                    ISSUED BY
                               EURO CURRENCY TRUST
                                  REPRESENTING
       FRACTIONAL INTERESTS IN DEPOSITED EURO AND ANY OTHER TRUST PROPERTY

                        THE BANK OF NEW YORK, as Trustee

No.____                                                                * Shares

                                                             CUSIP: ____________

         THE BANK OF NEW YORK, as Trustee (hereinafter called the Trustee), hereby certifies that CEDE & CO., as nominee of the Depository Trust Company, or registered assigns, IS THE OWNER OF * Shares issued by Euro Currency Trust, each representing a fractional undivided interest in the net assets of the Trust, as provided in the Agreement referred to below. At the time of delivery of the
Agreement, each [100,000] Shares represented an interest in ______ Euro that are deposited under the Agreement and held by the Depository referred to in the
Agreement. The amount of Euro in which each [100,000] Shares represents an interest may change from time to time as provided in the Agreement. The
Trustee's Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay
Street, New York, New York 10286, and its principal executive office is located at One Wall Street, New York, New York 10286.

         This Certificate is issued upon the terms and conditions set forth in the Trust Agreement dated as of _________, 2005 (the "Agreement") among PADCO
Advisors II, Inc. d/b/a Rydex Investments (herein called the Sponsor), the
Trustee, all Registered Owners and Beneficial Owners from time to time of Shares issued thereunder and all Depositors. By becoming a Registered Owner or
Beneficial Owner, or by depositing Euro, a Person becomes a party to the
Agreement and is bound by all the terms and conditions of the Agreement. The
Agreement sets forth the rights of Depositors and Registered Owners and the rights and duties of the Trustee and the Sponsor. Copies of the Agreement are on
file at the Trustee's Corporate Trust Office in New York City.

__________________________

* That number of Shares held at The Depository Trust Company at any given point in time.

                                       3

         The Agreement is hereby incorporated by reference into and made a part of this Certificate as if set forth in full in this place. Capitalized terms not defined herein shall have the meanings set forth in the Agreement.

         This Certificate shall not be entitled to any benefits under the
Agreement or be valid or obligatory for any purpose unless it is executed by the
Trustee by the manual or facsimile signature of a duly authorized signatory of the Trustee and, if a Registrar (other than the Trustee) for the Shares shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar.

Dated: ______________                            THE BANK OF NEW YORK,
                                                     as Trustee

                                                 By:__________________________

                                                 Its: __________________________

                 THE TRUSTEE'S CORPORATE TRUST OFFICE ADDRESS IS

                  101 BARCLAY STREET, NEW YORK, NEW YORK 10286

                                       4